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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of Earliest Event Reported): October 31, 1996

                              Delta Computec Inc.
             (Exact Name of Registrant as Specified in its Charter)

                                    New York
                 (State or Other Jurisdiction of Incorporation)

        0-14733                                         16-1146345
(Commission File Number)                  (I.R.S. Employer Identification No.)

               366 White Spruce Blvd., Rochester, New York 14623
             (Address of Principal Executive Offices)    (Zip Code)

                                  201-440-8585
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
         (Former Name or Former Address, if Changes Since Last Report)

Total number of pages in Report (including Exhibits) 13.

Exhibit Index located on page 5.
                                                                   Page 1 of 13

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                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events.

     A. Purchase of $475,000 Debenture of Registrant and subsidiary.

     Delta Computec Inc. (the "Registrant") announced that it has signed a letter agreement, a copy of which is annexed to this Form 8-K Current Report as
Exhibit 1 (the "Rexel Letter Agreement") dated as of October 31, 1996, with Rexel DS, Inc., f.k.a. Willcox & Gibbs DS, Inc., and Rexel DN, Inc., f.k.a. Willcox & Gibbs DN, Inc. (collectively, the "Sellers"), whereby the Sellers agreed to sell to the Registrant the 8% Subordinated Debenture of the Registrant and its wholly-owned subsidiary, Delta Data Net, Inc. ("Data Net", and, together with the Registrant, the "Buyers"), as amended, which Debenture was issued in the original face amount of $475,000 (the "Debenture"), and which Debenture, as of the date of the purchase, was held by the Sellers and was due on October 31, 1997.

     The Buyers agreed to purchase the Debenture for payment of $75,000. The purchase price included the principal and interest payable on the Debenture, which interest payable, as to which the Buyers were in default as of October 31, 1996, was in the aggregate amount of $55,383.56. The Rexel Letter Agreement provides for the release of the Buyers from any obligations under the Debenture. The purchase of the Debenture and the terms of the Rexel Letter Agreement were consented to by two of the Registrant's lenders, Joseph M. Lobozzo II ("Lobozzo"), a director, officer, principal shareholder and controlling person of the Registrant, and National Canada Finance Corporation ("NCFC"), the holder of a five-year term note of the Registrant. Rexel, Inc., the parent of the Sellers, holds 1,000,000 common shares of the Registrant.

      The purchase of the Debenture, which has been recorded in the fiscal year ended October 31, 1996, has resulted in an extraordinary gain of $455,383.56 to the Registrant, which gain will be included in the consolidated balance sheet of the Registrant in the Registrant's consolidated net loss for the year ended October 31, 1996.

     B. Amendments to certain loan agreements.

     The Registrant and Lobozzo agreed to amendments of certain loan agreements between the Registrant and Lobozzo to effectuate reductions of the interest rate payable on those loan agreements.

     The annual interest rate applicable to: (i) the 1995 Letter Agreement (attached as an Exhibit to the Registrant's Form 8-K Current Report dated May 4,
1995) between Lobozzo and the

                                                                   Page 2 of 13

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Registrant, whereby Lobozzo agreed to provide up to $400,000 (the "Lobozzo
Commitment") of an Overadvance Facility between the Registrant, Lobozzo and the Registrant's then commercial lender, NCFC, and (ii) certain additional advances (the "Additional Advances") made by Lobozzo to the Registrant during the period between July 25, 1996, and October 9, 1996, which Additional Advances were acknowledged by a series of documents executed contemporaneously with the Additional Advances, have each been charged at the same rate of interest as charged by NCFC with regard to the former Credit Agreement, as amended, between NCFC and the Registrant and Data Net (the "NCFC Credit Agreement"). The NCFC Credit Agreement interest rates, prior to the assignment of that agreement from NCFC to Lobozzo on October 10, 1996 (as reported in the Registrant's Form 8-K Current Report dated October 24, 1996), were three percent (3%) over the prime rate of NCFC, and five percent (5%) over the prime rate of NCFC in the event of maturity, by acceleration or otherwise.

     By a document entitled Amendment No. 1 to Amended and Restated Credit Agreement and Other Agreements, annexed hereto as Exhibit 2 (Amendment No. 1"), Lobozzo and the Registrant and Data Net have agreed that, from and after October 10, 1996, the interest rate applicable to both the Lobozzo Commitment and the Additional Advances would be reduced to one and three quarters of one percent (1 and 3/4%) per annum over the Prime Rate (defined as the highest prime rate published from time to time in the "Money Rates" column of the Wall Street Journal, or any successor publication, as it may change from time to time, based on a 360 day year), and to three and three quarters of one percent (3 and 3/4%) over the Prime Rate in the event of maturity, by acceleration or otherwise. These are the same interest rates as are paid by the Registrant to Lobozzo under the Amended and Restated Credit Agreement between Lobozzo and the Registrant and Data Net, dated October 10, 1996, a copy of which was annexed as Exhibit 25 to a Form 8-K Current Report of the Registrant dated October 24, 1996 (the "Lobozzo Credit Agreement"). The Lobozzo Credit Agreement was entered into between Lobozzo and the Registrant and Data Net simultaneously with the assignment to Lobozzo of the NCFC Credit Agreement.

     By Amendment No. 1 the Registrant and Lobozzo also agreed to amend the definition of "Borrowing Base" as to which "Loans" (as those terms are defined in the Lobozzo Credit Agreement) could be made to the Registrant under the Lobozzo Credit Agreement, to increase the Borrowing Base available to the Registrant from the applicable portion of the Registrant's eligible receivables to include one hundred percent (100%) of any positive cash balance per books as shown by the internal records of the Registrant and Data Net relative to the operating account of the Registrant and Data Net maintained at Manufacturer's & Traders Trust Company (the "M&T Account"), together with any checks or instruments of payments in the possession of either the Registrant or Data Net, or NCFC, and in transit for deposit to the M&T Account. By Amendment No. 1, Lobozzo also waived any non-compliance which may have existed with

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regard to the Borrowing Base for the period between October 10, 1996, and
November 18, 1996, the date of Amendment No. 1.

Item 7. Financial Statements and Exhibits.

     (c) Exhibits.

     The following Exhibits are filed as part of this Report.

     1. Letter Agreement between the Registrant, Data Net, Rexel DS, Inc., Rexel DN, Inc. and Rexel, Inc. dated as of October 31, 1996.

     2. Amendment No. 1 to Amended and Restated Credit Agreement and Other Agreements dated November 18, 1996.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         Delta Computec Inc.
                                             Registrant

Date: November 22, 1996                  By: /s/ John DeVito
                                             John DeVito, President

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                               INDEX TO EXHIBITS

     The following Exhibits are filed as part of this Report:

     1. Letter Agreement between the Registrant, Data Net, Rexel DS, Inc., Rexel DN, Inc. and Rexel, Inc. dated as of October 31, 1996.

     2. Amendment No. 1 to Amended and Restated Credit Agreement and Other Agreements dated November 18, 1996.

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